EXHIBIT 99.3
WINDROSE MEDICAL PROPERTIES TRUST AND SUBSIDIARIES
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm
The Board of Trustees and Shareholders of Windrose Medical Properties Trust
We have audited the consolidated balance sheets of Windrose Medical Properties Trust and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2005. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule III. These consolidated financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Windrose Medical Properties Trust and Subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule III, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
/s/ KPMG LLP
Indianapolis, Indiana
March 15, 2006

WINDROSE MEDICAL PROPERTIES TRUST AND SUBSIDIARIES
Consolidated Balance Sheets
as of December 31, 2005 and 2004
(in thousands, except per share amounts)

	December 31,	December 31,
	2005	2004
ASSETS

REAL ESTATE INVESTMENTS:
Land and Land Improvements	$46,927	$24,356
Buildings and Tenant Improvements	605,559	254,411
Construction in Progress	1,610	16,453
Acquired Lease Intangibles	36,841	13,823

Gross Real Estate Investments	690,937	309,043

Accumulated Depreciation	(16,238)	(7,635)
Accumulated Lease Intangible Amortization	(6,858)	(3,172)

Accumulated Depreciation and Amortization	(23,096)	(10,807)

Net Real Estate Investments Held for Sale	—	4,892

NET REAL ESTATE INVESTMENTS	667,841	303,128

Cash and Cash Equivalents	12,014	9,013
Prepaid Expenses	979	464
Receivables on Construction and Consulting Contracts	181	245
Receivables from Tenants, Net of Allowance of $597 and $97	2,057	1,496
Revenues in Excess of Billings	18	2
Straight-line Rent Receivable, Net of Allowance of $16 and $4	5,071	2,869
Deferred Financing Fees, Net of Accumulated Amortization of $2,120 and $929	2,383	1,402
Escrow Deposits and Other Assets	11,892	6,355

TOTAL ASSETS	$702,436	$324,974

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Secured Debt	$425,147	$187,134
Unsecured debt	10,000	—
Billings in Excess of Revenues Earned	23	91
Accounts Payable and Accrued Expenses	8,545	4,982
Consulting and Construction Payables	3,360	2,174
Tenant Security Deposits and Prepaid Rents	6,900	3,920
Other Liabilities	4,483	1,652

TOTAL LIABILITIES	458,458	199,953
Minority Interest	5,813	5,615

SHAREHOLDERS’ EQUITY
Preferred Shares of Beneficial Interest, $.01 par value, 20,000,000 shares authorized, 2,100,000 issued and outstanding (Liquidation preference $52,500)	21	—
Common Shares of Beneficial Interest, $.01 par value, 100,000,000 shares authorized, 17,397,612 shares and 11,638,513 shares issued and outstanding	174	116
Additional Paid In Capital	253,460	125,659
Accumulated Other Comprehensive Income (Loss)	(12)	153
Deferred Stock Compensation	(1,182)	(207)
Distributions in Excess of Net Income	(14,296)	(6,315)

TOTAL SHAREHOLDERS’ EQUITY	238,165	119,406

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$702,436	$324,974

See Accompanying Notes to Consolidated Financial Statements

WINDROSE MEDICAL PROPERTIES TRUST AND SUBSIDIARIES
Consolidated Statements of Operations
For the Years Ended December 31, 2005, 2004 and 2003
(in thousands, except per share data)

	Years Ended December 31,
	2005	2004	2003
RENTAL OPERATIONS:

Rental revenues from continuing operations	$47,720	$30,074	$13,653

Operating expenses:
Property taxes	4,345	2,630	751
Property operating expenses	10,077	5,823	1,858
Depreciation and amortization	11,362	6,673	3,234

Total operating expenses	25,784	15,126	5,843

Income from continuing rental operations	21,936	14,948	7,810

SERVICE OPERATIONS (HADC):
Revenues:
Development and project management fees	2,134	1,849	3,661

Expenses:
Cost of sales and project costs	1,327	1,279	3,296
General and administrative expenses	684	430	824

Income (loss) from service operations	123	140	(459)

GENERAL AND ADMINISTRATIVE EXPENSES:
Corporate and rental operations	4,275	3,276	2,694

Operating income	17,784	11,812	4,657

OTHER INCOME (EXPENSES):
Interest income	203	30	29
Interest (expense)	(12,877)	(8,167)	(3,306)
Gain (loss) on interest rate swap	65	308	142
(Loss) on abandoned due diligence costs	—	—	(209)
Other income (expense)	(178)	(129)	(250)

Total other income (expense)	(12,787)	(7,958)	(3,594)

Income before income taxes and minority interest	4,997	3,854	1,062

Income tax (expense) benefit	(49)	(56)	144

Income before minority interest	4,948	3,798	1,206

Minority interest in income of common unit holders and other subsidiaries	(170)	(147)	(100)

Net income from continuing operations	4,778	3,651	1,106

Net income from discontinued operations, net of minority interest	20	402	142

Net gain on sale of discontinued operations, net of minority interest	1,215	—	—

Income from discontinued operations	1,235	402	142

Net income	6,013	4,053	1,248

Dividends on preferred shares	(1,995)	—	—

Net income available to common shareholders	$4,018	$4,053	$1,248

Net income from continuing operations (less preferred dividend) per common share:
Basic and diluted	$0.20	$0.35	$0.19

Net income from discontinued operations per common share:
Basic and diluted	0.09	0.04	0.02

Net income per common share:
Basic and diluted	$0.29	$0.39	$0.21

Weighted average number of common shares outstanding	13,620	10,370	5,808

Weighted average number of common and dilutive potential common shares	14,016	10,740	6,169
See Accompanying Notes to Consolidated Financial Statements

WINDROSE MEDICAL PROPERTIES TRUST AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2005, 2004 and 2003
(in thousands)

	Years Ended December 31,
	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:

NET INCOME	$6,013	$4,053	$1,248

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:

Depreciation and amortization	11,362	6,790	3,327
Rental income associated with above (below) market leases	639	94	70
Deferred income taxes	45	56	(144)
Deferred compensation expense	231	22	—
(Gain) loss on interest rate swap	(65)	(308)	(142)
Amortization of deferred financing fees	673	674	165
Amortization of fair value of debt adjustment	(785)	(773)	(469)
Minority interest in earnings	205	161	109
Gain on sale of real estate	(1,250)	—	—
Increase (decrease) in cash due to changes in:
Construction receivables (payables), net	(24)	76	(921)
Straight line rent receivable	(2,199)	(1,586)	(1,062)
Receivables from tenants	(492)	(981)	(378)
Interest rate swap liability	(162)	—	—
Revenue earned in excess of billings	(15)	(2)	1,269
Billings in excess of revenues earned	(68)	(61)	(252)
Other accrued revenue and expenses	389	1,356	(371)
Other current assets	1,364	218	—

NET CASH PROVIDED BY OPERATING ACTIVITIES	15,861	9,789	2,449

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,077)	(1,715)	(570)
Deposits on potential acquisitions	(426)	(209)	(523)
Acquisition of real estate investments	(142,764)	(46,946)	(44,666)
Development projects	(41,711)	(8,889)	—
Deferred leasing costs	(499)	(115)	(23)
Other deferred costs and other assets	149	(438)	(512)
Proceeds from sale of real estate	6,385	—	(27)

NET CASH USED IN INVESTING ACTIVITIES	(181,943)	(58,312)	(46,321)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on indebtedness	(4,853)	(1,703)	(3,450)
Draws on line of credit	102,185	43,670	28,233
Paydowns on line of credit	(75,470)	(18,235)	(28,233)
Proceeds from mezzanine debt	656	5,844	—
Paydowns on mezzanine debt	(6,500)	—	—
Proceeds from construction debt	35,033	—	—
Proceeds from mortgage debt	6,500	—	13,000
Cash dividends to common shareholders	(11,999)	(8,188)	(3,472)
Cash dividends to preferred shareholders	(1,392)	—	—
Cash distributions to minority interest	(328)	(327)	(268)
Deferred financing costs	(1,989)	(932)	(1,091)
Proceeds from issuance of preferred shares, net	51,016	—	—
Proceeds from issuance of common shares, net	76,224	20,020	48,302

NET CASH PROVIDED BY FINANCING ACTIVITIES	169,083	40,149	53,021

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,001	(8,374)	9,149

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	9,013	17,387	8,238

CASH AND CASH EQUIVALENTS AT END OF YEAR	$12,014	$9,013	$17,387

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid, including capitalized interest of $3,204 in 2005 and $63 in 2004	$15,089	$7,268	$3,125

Income taxes paid	$4	$—	$—

Net liabilities (including secured debt) assumed in acquisition of real estate investments	$194,535	$82,039	$59,415

Offering costs included in accounts payable	$249	$—	$587

Reallocation of minority interest	$391	$230	$199

Minority interest share of joint venture acquisition	$—	$1,886	$—

Conversion of units to common shares	$78	$165	$—

See Accompanying Notes to Consolidated Financial Statements

WINDROSE MEDICAL PROPERTIES TRUST AND SUBSIDIARIES
Consolidated Statements of Changes in Shareholders’ Equity
(in thousands)

					ADDITIONAL	DISTRIBUTIONS	OTHER	DEFERRED	TOTAL
	PREFERRED SHARES		COMMON STOCK		PAID-IN	IN EXCESS OF	COMPREHENSIVE	STOCK	SHAREHOLDERS'
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	NET INCOME	INCOME (LOSS)	COMPENSATION	EQUITY (DEFICIT)

BALANCES AT DECEMBER 31, 2002		$—	5,692	$57	$58,017	$(697)	$—	$—	$57,377

Net income	—	—	—	—	—	1,248	—	—	1,248
Reallocation of minority interest	—	—	—	—	(199)	—	—	—	(199)
Issuance of common shares, net of underwriting discount	—	—	4,255	43	47,673	—	—	—	47,716
Distributions to common shareholders	—	—	—	—	—	(3,984)	—	—	(3,984)

BALANCES AT DECEMBER 31, 2003			9,947	$100	$105,491	$(3,433)	$—	$—	$102,158

Comprehensive income:
Net Income	—	—	—	—	—	4,053	—	—	4,053
Gain on interest rate swap	—	—	—	—	—	—	153	—	153

Comprehensive income available for common shareholders	—	—							4,206
Reallocation of minority interest	—	—	—	—	(230)	—	—	—	(230)
Issuance of common shares, net of underwriting discount	—	—	1,674	16	20,168	—	—	—	20,185
Deferred stock compensation	—	—	18	—	230	—	—	(207)	23
Distributions to common shareholders	—	—	—	—	—	(6,935)	—	—	(6,935)

BALANCES AT DECEMBER 31, 2004			11,639	$116	$125,659	$(6,315)	$153	$(207)	$119,406

Comprehensive income:
Net Income	—	—	—	—	—	6,013	—	—	6,013
Distributions to preferred shareholders		—		—		(1,995)			(1,995)
Loss on interest rate swap	—	—	—	—	—	—	(165)	—	(165)

Comprehensive income available for common shareholders									3,853
Reallocation of minority interest	—	—	—	—	(391)	—	—	—	(391)
Issuance of preferred shares, net of offering costs	2,100	21			50,995				51,016
Issuance of common shares, net of offering costs	—	—	5,659	58	75,995		—	—	76,053
Deferred stock compensation	—	—	81	—	1,202	—	—	(975)	227
Distributions to common shareholders	—	—	—	—	—	(11,999)	—	—	(11,999)

BALANCES AT DECEMBER 31, 2005	2,100	$21	17,379	$174	$253,460	$(14,296)	$(12)	$(1,182)	$238,165

See Accompanying Notes to Consolidated Financial Statements

WINDROSE MEDICAL PROPERTIES TRUST AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands except per share data)
1. THE COMPANY
The Company was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment diagnostic facilities, physician group practice clinics, ambulatory surgery centers, specialty hospitals, and other healthcare related specialty properties. The Company had no operations prior to its initial public offering on August 16, 2002. The Company’s rental operations are conducted through Windrose Medical Properties, L.P. (the “Operating Partnership”). The Company is the sole general partner of the Operating Partnership and owns approximately 98.1% of the Operating Partnership as of December 31, 2005.
The Company also conducts third party facility planning, project management, medical equipment planning and implementation services and related activities (“Service Operations”) through Hospital Affiliates Development Corporation, or HADC, a wholly-owned taxable REIT subsidiary of the Operating Partnership.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of the Company and its controlled subsidiaries. The equity interests in these subsidiaries not owned by the Company are reflected as minority interests in the consolidated financial statements. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.
REAL ESTATE INVESTMENTS
Real Estate Investments to be held and used are stated at the lower of cost less accumulated depreciation or fair value if impairment is identified. Real estate investments to be disposed of are reported at the lower of their carrying amount or fair value less the cost of sale. Buildings are depreciated using the straight-line method over their estimated life not to exceed 40 years. Tenant Improvements are depreciated using the straight-line method over the term of the related lease.
All direct and indirect costs, including interest and real estate taxes clearly associated with the development, construction or expansion of real estate investments are capitalized as a cost of the property. All external costs associated with the acquisition of real estate investments are capitalized as a cost of the property.
We analyze our investments in joint ventures under Financial Accounting Standards Board Interpretation No. 46 (R), Consolidation of Variable Interest Entities to determine if the joint venture is considered a variable interest entity and would require consolidation.
In June 2005, the Financial Accounting Standards Board (“FASB”) FASB ratified the consensus reached in Emerging Issues Task Force (“EITF”) No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF 04-5”). EITF 04-5 is effective for all newly formed limited partnerships after the consensus was ratified and as of January 2006 for all prexisting limited partnership agreements. This consensus applies to limited partnerships or similar entities, such as limited liability companies, that have governing provisions that are the functional equivalent of a limited partnership. The Company has consolidated a limited partnership in which it was the sole general partner and the limited partners did not have substantial participating rights or substantial kickout rights.
The Company evaluates its real estate investments to be held and used upon occurrence of significant changes in the operations to assess whether any impairment indications are present that affect the recovery of the recorded value by comparing the sum of expected future cash flows (on an undiscounted basis) from a rental property over its anticipated holding period to the historical net cost basis. If any real estate investment is considered impaired, a loss is provided to reduce the carrying value of the property to its estimated fair value.
In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), the Company allocates the purchase price of acquired properties to net tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) is based upon management’s determination of the value of the property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. Factors considered by management include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. The remaining purchase price is allocated among three categories of intangible assets consisting of the above or below market component of in-place leases, the value of in-place leases and the value of customer relationships.

The value allocable to the above or below market component of the acquired in-place lease is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term, and (ii) management’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases are included in acquired lease intangibles and below market leases are included in other liabilities in the balance sheet and are amortized to rental income over the remaining terms of the respective leases.
The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.
The following table shows the estimated aggregate amortization expense for acquired lease intangibles for each of the next five years:
Lease Intangible Amortization

Year	Expense
2006	$5,071
2007	3,837
2008	2,564
2009	1,863
2010	1,540
CASH EQUIVALENTS
Highly liquid investments with maturity of three months or less when purchased are classified as cash equivalents.
ALLOWANCE FOR DOUBTFUL ACCOUNTS
The Company reviews each account receivable (receivables from tenants and straight line rent receivables) for collectibility and provides an allowance for doubtful accounts as specific accounts receivable are deemed uncollectible.
DEFERRED COSTS
Costs incurred in connection with obtaining financing are amortized to interest expense on the effective interest method over the term of the related loan. Costs associated with the leasing of real estate investments are amortized over the term of the related lease. Unamortized costs are charged to expense upon the early termination of the lease or upon early payment of the financing.
RENTAL OPERATIONS
Rental income from leases with scheduled rental increases during their terms is recognized on a straight-line basis.
In determining what constitutes the leased asset, we evaluate whether we or the lessee are the owner, for accounting purposes, of the tenant improvements. If we are the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If we conclude we are not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then any tenant improvement allowances funded under the lease are treated as lease incentives and the leased asset is the unimproved space. In these circumstances, we began revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct improvements. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins.
SERVICE OPERATIONS
Contract revenues are recognized using the percentage of completion method based on the efforts expended, whereby the percentage complete is based on hours incurred in relation to total estimated hours to be incurred. Costs associated with obtaining contracts are expensed as incurred. The Company does not combine contracts for purposes of recognizing revenue. Customers are billed based on the terms included in the contracts, which are generally upon delivery of certain products or information, or achievement of certain milestones defined in the contracts. When billed, such amounts are recorded as accounts receivable. Revenue earned in excess of billings represents revenue related to services completed but not billed, and billings in excess of revenue earned represent billings in advance of services performed.

Contract costs include labor costs and those indirect costs related to contract performance, such as indirect labor and supplies. Losses on contracts are recognized in the period such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.
Leasing commissions are recorded as income at the time the services are provided unless future contingencies exist, in which case the income is recorded when the contingency is resolved.
NET INCOME PER COMMON SHARE
Basic net income per common share is computed by dividing basic net income available for common shares by the weighted average number of common shares outstanding for the period. Diluted net income per common share is computed by dividing the sum of net income available for common shares and minority interest in earnings of common unit holders, by the sum of the weighted average number of common shares and common units outstanding and dilutive potential common shares issuable for the period, based on the treasury stock method. The conversion of the Series A Cumulative Convertible preferred shares is anti-dilutive (i.e., common shares issuable upon conversion would increase net income per common share) and, therefore, are not included in the calculation of dilutive potential common shares.
The following table reconciles the components of basic and diluted net income per common share for the years ended December 31, 2005, 2004 and 2003:

	For the years ended December 31,
	2005	2004	2003
Basic net income available for common shares	$4,018	$4,053	$1,248
Minority interest in earnings of common unit holders	107	147	100

Diluted net income available for common shares	$4,125	$4,200	$1,348

Weighted average number of common shares outstanding	13,620	10,370	5,808
Weighted average common units outstanding (1)	343	358	361
Dilutive common shares for stock based compensation plans	53	12	—

Weighted average number of common shares and dilutive potential shares	14,016	10,740	6,169

(1)	The outstanding limited partners’ common units in the Operating Partnership included in the diluted earnings per common share calculation have no effect on the earnings per share amounts since the income allocated to the minority interest holder is added back to net income. In calculating earnings per diluted share, the number of shares would increase by the weighted average common units outstanding and net income would also increase at a proportionate rate, thus there would be no change to diluted earnings per share.
FEDERAL INCOME TAXES
The Company is taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its taxable income to its shareholders. Management intends to continue to adhere to these requirements and to maintain the Company’s REIT status. As a REIT, the Company is entitled to a tax deduction for some or all of the dividends it pays to shareholders. Accordingly, the Company generally will not be subject to federal income taxes as long as it distributes an amount equal to or in excess of its taxable income currently distributed to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes and may not be able to qualify as a REIT for four subsequent taxable years.

REIT qualification reduces, but does not eliminate, the amount of state and local taxes paid by the Company. In addition, the Company’s financial statements include the operations of a taxable REIT subsidiary that is not entitled to a dividend paid deduction and is subject to corporate federal, state, and local income taxes. As a REIT, the Company may also be subject to certain federal excise taxes if it engages in certain types of transactions.
The following table reconciles the Company’s net income to its taxable income before the dividends paid deduction for the years ended December 31, 2005, 2004 and 2003:

	For the Years Ended December 31,
	2005	2004	2003
Net income	$6,013	$4,053	$1,248
Book/tax differences	(827)	(696)	(249)

Adjustable taxable income subject to 90% dividend requirement	$5,186	$3,357	$999

The Company’s dividends paid deduction is summarized below:

	For the Years Ended December 31,
	2005	2004	2003
Dividends declared	$13,993	$6,935	$3,984

Less: Return of capital	(8,807)	(3,578)	(2,985)

Total dividends paid deduction attributable to adjusted taxable income	$5,186	$3,357	$999

A summary of the tax characterization of the dividends paid per common share and preferred share for the year ended December 31, 2005, 2004 and 2003 follows:

	For the Years Ended December 31,
Common Shares	2005	2004	2003
Total dividends declared per share	$0.90	$0.66	$0.70

Ordinary income	24.10%	48.40%	25.08%
Return of capital	68.30%	51.60%	74.92%
Capital gain	7.60%	—	—

	100.00%	100.00%	100.00%

	For the Years Ended December 31,
Preferred Shares	2005	2004	2003
Total dividends declared per share	$0.66	—	—

Ordinary income	75.90%	—	—
Return of capital	—	—	—
Capital gain	24.10%	—	—

	100.00%	—	—

Income taxes for the taxable REIT subsidiary are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
The Company assesses the realizability of deferred tax assets and considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.
STOCK BASED COMPENSATION
The Company applies the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock option plan. Accordingly, no compensation expense is reflected in net income as all options granted had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant. If compensation cost for the Company’s fixed stock option plan had been determined consistent with SFAS No. 123, the Company’s net income and net income per share for the years ended December 31, 2005, 2004 and 2003 would have been reduced to the pro forma amounts indicated below:

	For the Years Ended December 31,
	2005	2004	2003
Net income available to common shareholders as reported	$4,018	$4,053	$1,248
Deduct: Total stock based compensation expense determined under the fair value method for all awards	(128)	(137)	(175)

Pro forma net income per share	$3,890	$3,916	$1,073

Basic and diluted per share amounts:
As reported	$0.29	$0.39	$0.21
Pro forma	$0.29	$0.38	$0.18
The fair values of the options were determined using the Black-Scholes option-pricing model with the following assumptions:

	For the Years Ended December 31,
	2005	2004	2003
Dividend yield	8%	8%	8%
Volatility	19.09%	22.26%	42.47%
Risk-free interest rate of options granted on 3/19/03 with expected life of seven years	—	—	3.52%
Risk-free interest rate of options granted on 8/5/03 with expected life of seven years	—	—	3.84%
Risk-free interest rate of options granted on 7/27/04 with expected life of seven years	—	4.19%	—
Risk-free interest rate of options granted on 7/26/05 with expected life of seven years	4.15%	—	—
Risk-free interest rate of options granted on 12/20/05 with expected life of seven years	4.41%	—	—
Expected life of options with one year vesting period	5 years	5 years	N/A
Expected life of options with four year vesting period	7 years	7 years	7 years
Weighted-average fair value per share of options granted	$1.48	$1.79	$2.21
DERIVATIVE FINANCIAL INSTRUMENTS
The Company periodically enters into certain interest rate protection agreements that convert or cap variable-rate debt to a fixed-rate and that qualify for cash flow hedge accounting treatment under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS 133”). Net amounts paid or received under these agreements are recognized as an adjustment to the interest expense of the corresponding debt. The Company does not utilize derivative financial instruments for trading or speculative purposes.
SFAS 133 requires that all derivative instruments be recorded on the balance sheet as assets or liabilities at their fair value. Derivatives that are not hedges must be adjusted to fair value through the recording of income or expense. If a derivative qualifies as a cash flow hedge, the change in fair value of the derivative is recognized in other comprehensive income to the extent the hedge is effective, while the ineffective portion of the derivative’s change in fair value is recognized in earnings. The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative expires or is sold, terminated, or exercised, the derivative is dedesignated as a hedging instrument, because it is unlikely that a forecasted transaction will occur, a hedged firm commitment no longer meets the definition of a firm commitment, or management determines that designation of the derivative as a hedging instrument is no longer appropriate.
In all situations in which hedge accounting is discontinued and the derivative is retained, the Company continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in earnings. For all hedging relationships, the Company formally documents the hedging relationship and its risk-management objective and strategy for undertaking the hedge, the hedging instrument, the hedged item, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method of measuring ineffectiveness.
FAIR VALUE OF FINANCIAL INSTRUMENTS
The fair values of the Company’s financial instruments are generally calculated as the present value of estimated future cash flows using a discount rate commensurate with the risks involved. The fair value approximates the carrying value for all financial instruments except for indebtedness, which is discussed in Footnote 8 to the Consolidated Financial Statements.
USE OF ESTIMATES
The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.
RECLASSIFICATIONS
Certain amounts in the 2004 and 2003 financial statements have been reclassified to conform to the 2005 presentation.
3. FINANCIAL INSTRUMENTS
As of December 31, 2005, the Company has one interest rate swap contract that meets the criteria of SFAS No. 133 to qualify for hedge accounting. On November 1, 2005, the Company entered into an interest swap contract with a notional amount of $6.5 million as a hedge to effectively fix the rate on a secured loan assumed with the acquisition of a medical office building in Lakewood, California. The swap qualified for hedge accounting under SFAS 133; therefore, changes in fair value are recorded in other comprehensive income. The fair value of the swap was a liability of $0.01 million as of December 31, 2005.
In February 2004, the Company entered into a $23 million interest rate swap contract as a hedge to effectively fix the rate on a secured loan assumed with the acquisition of a medical office building in Voorhees, NJ. The fair value of the swap was an asset of $0.2 million as of December 31, 2004. The swap qualified for hedge accounting under SFAS 133; therefore, changes in fair value were recorded in other comprehensive income. The swap did not have a fair value as of December 31, 2005 since the contract matured and was not renewed.
An interest rate swap was acquired in connection with the acquisition of the Urology Center of the South and the debt related to the swap was retired at the time of the acquisition. Therefore, this swap did not qualify for hedge accounting. At the time the associated debt was retired, the breakage fee for the swap was $0.4 million and the Company recorded this amount as a liability. For the years ended December 31, 2003 and 2004, the Company recognized a gain of $0.1 million and $0.3 million. This interest rate swap was settled on March 4, 2005 at a price of approximately $0.2 million resulting in an additional gain during the first quarter of 2005 of $0.07 million.
In May 2003, FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS 150”). SFAS 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS 150 was effective for all financial instruments created or modified after May 31, 2003, and otherwise was effective July 1, 2003. The Company consolidated the operations of two partnerships in its consolidated financial statements for the year ended December 31, 2005. These partnerships are owned by unaffiliated parties that have noncontrolling interests. SFAS 150 requires the disclosure of the estimated settlement value of these noncontrolling interests in these consolidated partnerships. As of December 31, 2005, the estimated settlement value of the noncontrolling interests in these consolidated partnerships was approximately $3.5 million, as compared to the $0.2 million minority interest liability reported in our financial statements for these partnerships.
4. DISCONTINUED OPERATIONS
The Company utilizes the guidelines established under Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 requires the Company to report in discontinued operations the results of operations of a property which has either been disposed or is classified as held-for-sale, unless certain conditions are met.
The Company classified operations of one building as discontinued operations at December 31, 2004. On February 2, 2005, the Company sold its property classified as “held-for-sale”, at a gain, net of minority interest, of approximately $1.2 million. This gain is also being reported as net income from discontinued operations for the year ended December 31, 2005.
The following table illustrates the major classes and operations affected by the building classified as discontinued operations:

	For the Years Ended December 31,
	2005	2004	2003
Statement of Operations:
Revenues	$51	$766	$376
Expenses:
Operating	31	233	107
Interest	—	—	24
Depreciation and Amortization	—	117	94

Operating Income	20	416	151
Minority Interest expense -operating and other income	—	14	9

Income from discontinued Operations	$20	$402	$142

5. RELATED PARTIES AND OTHER TRANSACTIONS
In the normal course of business and, in management’s opinion, at terms comparable to those available from unrelated third parties, the Company has engaged in transactions with certain affiliates from-time-to-time.
The Company has an overhead sharing agreement with a company in which certain executive officers and members of the Company’s Board of Trustees have an ownership interest to provide the Company executive office space and certain office support staff services in return for monthly payments of $17,500. The term of the agreement is for one year and renews automatically for an additional year unless either party provides 90 days notice of termination prior to the expiration of the then current term.
The Company also pays this related company $3,000 per month for human resources and employee search services through an annual agreement. These services include: recruiting, benefits administration, COBRA and ERISA compliance, labor law compliance, record keeping and compensation plan administration.
The Company also pays amounts to other companies majority owned and controlled by the Company’s Chairman of the Board and Chief Executive Officer including the lease of the Company’s headquarters office space for its corporate activities other than the Service Operations, in the monthly amount of approximately $3,700 in 2003, $5,000 in 2004 and $7,300 in 2005 and effective January 1, 2006, $10,505 per month plus expense reimbursement above a specified expense stop. During the Company also occasionally uses a private aircraft partially owned by FSK & J Jet, LLC, a company owned and controlled by the Company’s Chairman of the Board and Chief Executive Officer primarily for financing and acquisition activities. The Company pays a variable cost based on an hourly usage rate plus fuel surcharges for actual use of the aircraft. For the year ended December 31, 2005, the Company paid $0.2 million for these services.
HADC provides property management services to an entity that owns a healthcare property that is not owned by the Company, but in which certain executive officers of the Company have a minority ownership interest, but control the general partner. HADC also uses the services of National Healthcare Associates (“NHA”), which is owned by the wife of the President of HADC. NHA performs consultant work such as market analysis and feasibility studies. Contract approval from the Company’s Chief Executive Officer or Chief Operating Officer is required.
6. ACCOUNTS RECEIVABLE, REVENUE EARNED IN EXCESS OF BILLINGS AND BILLINGS IN
EXCESS OF REVENUES EARNED
At December 31, 2005, the estimated period to complete contracts in process ranges from one month to three years, and the Company expects to collect substantially all related accounts receivable and revenue earned in excess of billings within this time period. The following summarizes contracts in process at:

	For the Years Ended December 31,
	2005	2004	2003
Costs incurred on Uncompleted Contracts	$1,022	$770	$1,632
Estimated Earnings	647	269	784

	1,669	1,039	2,416
Less Billings to Date	1,674	1,128	2,568

	$(5)	$(89)	$(152)

Contracts in progress at December 31, 2005 and 2004 are included in the balance sheets under the following captions:

	December 31,
	2005	2004
Revenues in Excess of Billings	$18	$2
Billings in Excess of Revenue Earned	(23)	(91)

	$(5)	$(89)

7. CONCENTRATION OF CREDIT RISK
Although the Company had no tenant that leased more than 10% of its total rentable square footage, the Company does have a significant number of properties located in two geographic locations. Specifically, 23% and 10% of the Company’s rentable square footage is located in Southern Florida (in proximity to West Palm Beach, Florida) and in the Houston, Texas metropolitan area, respectively. Those two locations represented 21% and 10% of the Company’s total rental operations revenue as of December 31, 2005, respectively. As a result, localized adverse events or conditions, such as economic recession or overbuilding in the local real estate market that could have a significant adverse effect on the operations of these properties, and ultimately on the amounts available for distribution to shareholders.
8. INDEBTEDNESS
On September 30, 2005, the Company entered into an amended and restated secured revolving credit facility with The Huntington National Bank (“Huntington”) that provides for three loan facilities: (i) a $50 million secured revolving credit facility which is available for working capital purposes and for the acquisition of real estate assets (the “Revolving Facility”), which matures on September 30, 2007; (ii) a secured revolving line of credit of $10 million to acquire real estate assets (the “Secondary Revolving Facility”), which matures on September 30, 2006, but may be extended at the Company’s election to September 2006; and (iii) an unsecured line of credit in an amount not to exceed $3 million for the issuance of letters of credit (the “Unsecured Facility”), which matures on September 30, 2007. The $50 million Revolving Facility has a $20 million accordion feature that allows the Company to request an increase of the Revolving Facility to $70 million. Huntington, or participating lenders if the credit facility, is syndicated, has no obligation to increase its commitment under the accordion feature of the Revolving Facility. Borrowing availability under the Revolving Facility and the Secondary Revolving Facility are dependent upon the collateral pool securing the facility. Currently, Huntington is the lead arranger and administrative agent and plans to syndicate the facility. Amounts borrowed under the Revolving Facility bear interest, at the Company’s option, at an annual rate of either LIBOR plus an applicable margin ranging from 1.5% to 2.5% (5.96% at December 31, 2005), depending on the leverage ratio of the

Company, the Partnership and all of its subsidiaries on a consolidated basis, or a rate equal to Huntington’s prime rate. The Unsecured Facility bears interest at an annual rate equal to Huntington’s prime rate. The Secondary Revolving Facility bears interest at variable rates of LIBOR plus 2.75% (no outstanding balance at December 31, 2005) or a rate equal to prime. The secured revolving credit facility with Huntington contains covenants that require, among other things, the maintenance of certain financial ratios. There was approximately $39.2 million outstanding as of December 31, 2005.
The Company has a $4 million secured credit facility with Regions Bank, secured by the first mortgage on the 310 25th Avenue medical office building located in Nashville, Tennessee. Amounts borrowed under the secured credit facility have a variable interest rate of LIBOR plus 1.5% (5.79% at December 31, 2005). This loan was renewed on October 1, 2005 for a term of one year. There was $3 million outstanding as of December 31, 2005.
A subsidiary of the Company has a $24 million construction loan, structured as a secured construction draw note, for the development of a hospital in Houston, Texas, which matures on September 1, 2006. In addition, another subsidiary of the Company has an $18 million construction loan for the development of a professional office building (“POB”) contiguous to this hospital in Houston, Texas, which matures on December 1, 2006. These projects were developed by HADC and are owned by subsidiaries of the Company. The two construction loans are guaranteed by the Company and secured by a deed of trust on the real estate and improvements. The loans require payment of interest only, which is calculated using the outstanding balance at prime plus 1% (8.25% at December 31, 2005) for the hospital and prime plus 0.25% (7.50% at December 31, 2005) for the POB, with principal due at maturity. On July 11, 2005, the Company’s subsidiary that is the borrower under each of these loans amended and restated each of these loans primarily to add LaSalle Bank National Association and KeyBank National Association as lenders, in addition to The Huntington National Bank. The amount that may be borrowed under these loans, the term and the interest rates were not amended. The outstanding construction loan balances for the hospital and POB as of December 31, 2005 were approximately $19.5 million and approximately $15.5 million, respectively.
On December 6, 2005, the Company and the operating Partnership entered into a commitment for a $20 million unsecured bridge loan with KeyBank National Association, which has a nine month term from the closing date and an interest rate of LIBOR plus 3% or the lender’s base rate plus 1.75% (4.75% at December 31, 2005). There was $10 million outstanding as of December 31, 2005.
The following is a summary of the outstanding mortgage debt, excluding the facilities mentioned above as of:

	December 31,
	2005	2004
Fixed rate secured debt, weighted average interest rate of 6.23% at December 31, 2005, and 6.90% at December 31, 2004, maturity dates ranging from 2006 to 2027	$286,886	$129,236

Variable rate secured debt, interest rate of 7.38% at December 31, 2005 and 5.38% at December 31, 2004, maturity date of 2006(1)	22,100	22,618

Variable rate secured swapped debt, interest rate of 6.80% at December 31, 2005, maturity date of June 2010	6,500	—

Variable rate secured debt, weighted average interest of 7.01% at December 31, 2005 maturity dates ranging from 2006-2010	34,163	4,000

Total	$349,649	$155,854

(1)	The variable rate secured debt had an interest rate swap contract to effectively fix the rate at 5.4% from February 2004 until the swap matured in October 2005.

Included in the amounts shown as outstanding are fair value adjustments added to the principal amounts outstanding and amortized over the life of the loans. The fair value assigned to fixed-rate debt at the date of acquisition was based on market interest rates ranging from 5.1% to 6.5%. The current unamortized total of a net debt discount on all fixed rate acquisition loans as of December 31, 2005 is approximately $1.7 million. The total unpaid principal as of December 31, 2005 was approximately $436.8 million.
At December 31, 2005, scheduled amortization and maturities of indebtedness, exclusive of debt discount, including lines of credit, for the next five years and thereafter follows:

Total Scheduled
Year of Maturity	Payments
2006	$82,000
2007	44,267
2008	43,932
2009	29,761
2010	37,195
Thereafter	199,677

$436,832

The fair value of our indebtedness as of December 31, 2005 was approximately $417.2 million. The fair value of the Company’s long-term debt is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities.
9. INCOME TAXES
Income taxes are provided for the tax effects of transactions reported by the Operating partnership’s wholly-owned taxable REIT subsidiary, HADC.
The components of the provision for income taxes are as follows:

	For the Years Ended December 31,
	2005	2004	2003

Current:
Federal	$—	$—	$—
State	—	—	—

	—	—	—

Deferred:
Federal	$43	$49	$(126)
State	6	7	(18)

	49	56	(144)

Net tax expense (benefit)	$49	$56	$(144)

Differences in income taxes at the statutory rate and the Company’s actual provision for 2003, 2004 and 2005 result primarily from the establishment of a deferred tax asset valuation allowance.

The net deferred tax asset at December 31, 2005 and 2004 consists of the following components:

	December 31,
	2005	2004

Deferred tax asset	$219	$409
Less Valuation Allowance	(23)	(114)

Total Deferred Tax Asset	196	295
Deferred tax liability	—	(53)

Net deferred tax asset	$196	$242

The deferred tax asset primarily consists of a net operating loss carry forward. The deferred tax liability is the result of a cash to accrual adjustment, which was phased in over four years, as HADC was a cash basis tax payer until January 1, 2002.
In assessing the potential use of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management believes that it is more likely than not that the net deferred tax asset will be realized.
At December 31, 2005, the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $0.5 million which are available to offset future federal and state taxable income, if any, through 2023.
10. STOCK BASED COMPENSATION
The Company has established a stock plan for the purpose of attracting and retaining our executive officers, employees, trustees and other persons and entities that provide services to us. The stock plan authorizes the issuance of options to purchase common shares and the grant of stock awards, performance shares, stock appreciation rights and incentive awards. Our officers and employees and those of our operating partnership and other subsidiaries are eligible to participate in the stock plan. Our trustees and other persons and entities that provide services to us are also eligible to participate in the stock plan. Up to 800,000 common shares are available for issuance under the stock plan.
Administration of the stock plan is carried out by the Compensation Committee of the Board of Trustees. The Compensation Committee may delegate its authority under the stock plan to one or more officers but it may not delegate its authority with respect to awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term “administrator” means the Compensation Committee or its delegate.
A summary of the status of the Company’s stock option plans as of December 31, 2005, 2004 and 2003 and changes during the years ended on those dates follows:

	For the Years Ended December 31,
	2005		2004		2003
		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price
Outstanding, beginning of year	376,800	$12.00	256,500	$12.00	139,500	$12.00
Granted	258,100	14.91	129,000	12.00	129,000	12.00
Exercised	(67,934)	12.00	—	12.00	—	12.00
Forfeited	(22,600)	12.00	(8,700)	12.00	(12,000)	12.00

Outstanding, end of year	544,366	$13.38	376,800	$12.00	256,500	$12.00

Options Exercisable, end of year	236,207		223,000		145,000

Weighted-Average fair value of options granted during the year	$1.48		$1.79		$2.21

The stock options outstanding at December 31, 2005 had a weighted average remaining contractual life of approximately 8.5 years.
All options to employees vest at the rate of 20% per year commencing on the grant date except for options to purchase 28,534 and 6,534 common shares issued to Messrs. Klipsch and Farrar, respectively, on August 16, 2002, 50% of which vested on the grant date and 50% of which vested on the first anniversary of the grant date. Also excluded from the 20% per year vesting are options to purchase 21,466 common shares issued to both Messrs. Klipsch and Farrar on August 16, 2002, 8,333 of which vested on the grant date, 8,333 of which vested on the first anniversary of the grant date, and 1,600 of which vest in each of the next three years. Also excluded for the 20% per year vesting are options to purchase 50,000 common shares issued to Messrs. Klipsch and Farrar on August 5, 2003 of which 50% vested on the date of grant and 50% vest on the first anniversary of the grant date. Also excluded from the 20% per year vesting are options to purchase 50,000 common shares issued to Messrs. Klipsch and Farrar on August 1, 2004, of which 50% vested on the date of grant and 50% vest on the first anniversary of the grant date.
Options to trustees vest at the rate of 50% per year commencing on the first anniversary of the grant date except for options to purchase 6,000 shares issued to trustees on August 16, 2002 which were 100% vested on the grant date.
From time to time, the Company awards restricted common shares under the Company’s stock incentive plan to trustees, executive officers and employees, which generally vest over one to eight years provided they remain in continuous employment with the Company. In the interim, restricted shareholders will receive dividends on the shares. Upon vesting, shares will be certificated. The Company recognizes compensation expense over the vesting period equal to the fair market value of the shares on the date of issuance, adjusted for any forfeiture. In 2005 and 2004, 84,250 and 18,000 shares, respectively, of restricted common shares were granted to certain trustees, executive officers and employees. In 2005, 3,000 restricted common shares were forfeited. Deferred compensation expense for the years ended December 31, 2005 and 2004, was approximately $0.3 million and $0.02 million, respectively. The weighted average grant fair value per share granted during 2005 and 2004, was $14.74 and $12.98, respectively. Under these awards, 99,250 shares were outstanding, of which 81,550 were unvested, as of December 31, 2005.
The shares for board members vest on the first anniversary of the date of grant while the shares for employees vest over three years (1/3 on each anniversary) provided that they remain in the continuous full-time employ of the Company. In the interim restricted shareholders will receive dividends on the shares. Upon vesting, shares will be certificated. The amount of compensation cost was based upon the fair market value of the shares at date of grant and is amortized on a straight-line basis over the vesting period after amounts that vest immediately are expensed.
11. RETIREMENT PLAN
The Company has a 40l(k) retirement plan. New employees must be employed for six consecutive months before becoming eligible for semiannual enrollment. The Company contributes a matching contribution equal to 50% of employee contributions. The maximum amount of matching contributions paid by the Company is 3% of the employee’s salary which vests 20% per year. Total contributions for the year ended December 31, 2005, 2004 and 2003 amounted to approximately $0.04 million, $0.02 million and $0.03 million respectively.
12. LEASING
The following table displays the Company’s portfolio of in-service leases, which contain escalation provisions and provisions requiring tenants to pay their pro rata share of operating expenses. The leases typically include renewal options and all are classified and accounted for as operating leases.
At December 31, 2005, future minimum rentals to be received during the next five years (and thereafter) under existing non-cancelable leases, excluding tenants’ current pro rata share of operating expenses, are as follows:

2006	$61,836
2007	56,367
2008	45,331
2009	37,891
2010	33,748
Thereafter	186,313

$421,486

The Company has entered into fourteen ground leases as lessee in connection with its real estate portfolio. In addition, the Company has entered into leases for certain office space and office equipment.
The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2005:

2006	$935
2007	922
2008	907
2009	806
2010	641
Thereafter	17,344

$21,555

Total rental expense for all operating leases was approximately $0.3 million, $0.3 million and $0.2 million for the years ended December 31, 2005, 2004 and 2003, respectively.

13. SEGMENT REPORTING
The Company is engaged in two operating segments: the ownership and rental of specialty medical facilities (“Rental Operations”), and the providing of various real estate services such as third-party facility planning, project management, medical equipment planning and implementation services and related activities through its taxable REIT subsidiary, HADC (“Service Operations”). The Company’s reportable segments offer different products or services and are managed separately because each requires different operating strategies and management expertise.
To reconcile to total assets, non-segment assets consist of corporate assets including cash, deferred financing costs and other assets.
The Company assesses and measures segment operating results based on an industry performance measure referred to as Funds From Operations (“FFO”). The National Association of Real Estate Investment Trusts defines FFO as net income or loss, excluding gains or losses from sales of depreciated operating property, plus operating property depreciation and amortization and adjustments for minority interest and unconsolidated companies on the same basis. FFO is not a measure of operating results or cash flows from operating activities as measured by generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to cash flows as a measure of liquidity. The Company believes that FFO is helpful in understanding the Company’s operating performance in that FFO excludes depreciation and amortization expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. The revenues and FFO for each of the reportable segments for the years ended December 31, 2005, 2004 and 2003, and the assets for each of the reportable segments as of December 31, 2005, 2004 and 2003, and the reconciliation of consolidated FFO to net income available for common shareholders, are summarized as follows:
REVENUES FOR SEGMENTS

	For the Years Ended December 31,
	2005	2004	2003
REVENUES
Rental Operations:
Rental Income	$47,720	$30,074	$13,653
Service Operations:
Development and Project Management Fees	2,134	1,849	3,661

Consolidated Revenue from Continuing Operations	49,854	31,923	17,314
Consolidated Revenue from Discontinued Operations	51	766	376

Consolidated Revenue	$49,905	$32,689	$17,690

FFO FOR SEGMENTS

	For the Year Ended December 31,
	2005	2004	2003
FUNDS FROM OPERATIONS
Rental Operations	$33,318	$21,154	$11,312
Service Operations	123	140	(459)

Total Segment FFO	33,441	22,294	10,853

Non Segment FFO:
Interest Income (Expense), net	(12,674)	(8,137)	(3,302)
General and Administrative Expenses	(4,275)	(3,276)	(2,694)
Other Expenses	(178)	(129)	(250)
Loss on abandoned Due Diligence	—	—	(209)
Interest Rate Swap	65	308	142
Income Tax (Expense) Benefit	(49)	(56)	144
Minority Interest in Net Income	(205)	(161)	(109)
Minority Interest Share of Depreciation and Amortization	(299)	(247)	(216)
Dividends on Preferred Shares	(1,995)	—	—

Consolidated FFO	13,831	10,596	4,359

Depreciation and Amortization	(11,362)	(6,790)	(3,327)

Minority Interest Share of Depreciation and Amortization	299	247	216

Net gain on sale of discontinued operations	1,250	—	—

Net Income Available for Common Shareholders	$4,018	$4,053	$1,248

ASSETS FOR SEGMENTS

(All amounts in thousands)	December 31,
	2005	2004
Assets
Rental Operations	$686,906	$313,168
Service Operations	694	991

Total Segment Assets	687,600	314,159
Non-Segment Assets	14,836	10,815

Consolidated Assets	$702,436	$324,974

14. Shareholders’ Equity
We periodically access the public equity markets to fund the development and acquisition of additional rental properties or to pay down debt.
On March 15, 2005, the Company completed an offering of 1,700,000 (plus an additional 253,500 shares to cover the over-allotments) common shares at an offering price of $13.91 per share. The net proceeds of this offering, after deducting placement agent fees and estimated offering expenses, were approximately $22.2 million (plus $3.3 million for the over-allotment). The Company used the proceeds of this offering primarily to repay outstanding indebtedness and the Company’s secured revolving credit facility and for working capital purposes.
On April 1, 2005, the Company filed a registration statement to expand its Dividend Reinvestment Plan (DRIP) to include a direct stock purchase feature. Newly issued common shares purchased under the DRIP directly from the Company will be purchased at a 3% discount from the average market price at the time of purchase with the Company having the authority to change the discount at any time in the future. During 2005, the Company sold approximately 565,000 shares under this plan and received proceeds of approximately $8.0 million as a result.
On June 30, 2005, the Company issued and sold 2,100,000 shares of 7.5% Series A Cumulative Preferred Shares. The net proceeds from the offering were approximately $51.1 million, after placement fees and expenses, and were used to repay indebtedness, for general corporate purposes, to pay a portion of the purchase price for one medical office property acquired on July 14, 2005, and to fund future acquisitions. Each Series A preferred share is convertible by the holder into the Company’s common shares of beneficial interest at a conversion price of $15.75, equivalent to a conversion rate of 1.5873 common shares per Series A preferred share. The Series A preferred shares have no stated maturity and are not subject to any sinking fund or mandatory redemption, but may be redeemed by the Company at a price of $25.00 per share, plus any accrued but unpaid dividends, beginning on June 30, 2010. The Series A preferred shares require cumulative distributions.
On September 12, 2005, the Company’s registration statement to issue and sell 1,200,000 of common shares from time to time in “at the market” equity offerings was declared effective by the SEC. During the year ended December 31, 2005, the Company issued and sold 66,800 common shares and received net proceeds of approximately $1.0 million as a result.
On November 22, 2005, the Company completed an offering of 3,000,000 common shares at an offering price of $14.10 per share. The net proceeds of this offering, after deducting placement agent fees and other offering expenses, were approximately $40.7 million. The Company used the proceeds of this offering primarily to fund a portion of the purchase prices of a multi-property portfolio acquired in the second half of the fourth quarter of 2005.
15. RECENT ACCOUNTING PRONOUNCEMENTS
In December 2004, FASB issued SFAS No. 123 (R), “Share-Based Payment,” which is a revision of SFAS No. 123,” Accounting for Stock Based Compensation,” (“SFAS 123”). In April 2005, the SEC delayed the effective date on SFAS No. 123 (R) from July 2005 to January 2006. The Company will adopt SFAS No. 123 (R) effective as of January 1, 2006. The adoption of 123 (R) will not have a material impact on earnings per share.
In March 2005, FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, (“FIN 47”), was issued for all fiscal years ending after December 15, 2005. This is an interpretation of SFAS No. 143, Accounting for Asset Retirement Obligations and is effective. Upon evaluation, the Company has determined that the adoption of FIN 47 did not have a material impact on its financial statements.
In June 2005, the Financial Accounting Standards Board (“FASB”) FASB ratified the consensus reached in Emerging Issues Task Force (“EITF”) No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF 04-5”). EITF 04-5 is effective for all newly formed limited partnerships after the consensus was ratified and as of January 2006 for all prexisting limited partnership agreements. This consensus applies to limited partnerships or similar entities, such as limited liability companies, that have governing provisions that are the functional equivalent of a limited partnership. The Company has consolidated a limited partnership in which it was the sole general partner and the limited partners did not have substantial participating rights or substantial kickout rights.
16. SUBSEQUENT EVENTS
On January 30, 2006, the Company borrowed an additional $7.0 million under its commitment for a $20 million unsecured bridge loan with KeyBank National Association. On January 30, 2006, the lenders’ obligation to fund loan requests under the bridge loan terminated. As of January 30, 2006, the Company had approximately $17.0 million of outstanding indebtedness under the bridge loan. The additional $7.0 million loan bears interest at a rate of LIBOR plus 3.0% or the lender’s base rate plus 1.75% (7.58% at January 30, 2006).

On March 3, 2006, the Company entered into three purchase agreements to acquire three medical office properties. Two of the properties are located in Houston, Texas, and the third is located in San Antonio, Texas. The three properties total approximately 231,530 rentable square feet. The total aggregate price for the three properties is approximately $81.3 million, subject to certain customary closing adjustments and other allocations. There can be no assurances that the Company will close any, or all, of these acquisitions in a timely manner or at all.
The Company expects to fund the purchase price with cash drawn from the Company’s second amended and restated senior secured revolving lines of credit, mortgage financing to be placed on the properties at the time of acquisition and units of limited partnership interest (“Units”) of the Operating Partnership. The Company expects to issue a total of 470,558 Units with an initial aggregate value of approximately $5.6 million (the “Unit Value”) based on a price per Unit of $15.00. Each of the Sellers represented in the Purchase Agreements that it qualified as an “accredited investor” as that term is defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”), and the Units will be issued pursuant to certain exemptions from registration, including, without limitation, the exemptions provided by Rule 506 of Regulation D under the Securities Act and by Section 4(2) of the Securities Act.
If the five-day average closing price of the Company’s common shares, as reported by the NYSE, on the date immediately preceding the closing of the properties acquisition is less than $12.00 per share, then the Partnership will not issue Units. In this event, the Company will issue a note to the Sellers having an aggregate value equal to the Unit Value. The note will be payable within 30 days of the closing, without interest.

SELECTED QUARTERLY FINANCIAL INFORMATION
(All amounts in thousands except per share data)
(Unaudited)
Quarter Ended

	December	September	June	March	December	September	June	March
	31, 2005	30, 2005	30, 2005	31, 2005	31, 2004	30, 2004	30, 2004	31, 2004
Corporate and Rental Operations:

Revenues	$16,310	$11,950	$10,060	$9,400	$9,359	$7,549	$6,836	$6,330

General and administrative expense	1,199	1,056	1,031	989	971	839	765	701

Income from corporate and rental operations (before dividends and discontinued operations)	1,085	1,529	1,185	1,050	1,319	942	1,122	809

Service Operations (HADC):

Revenues	366	523	608	637	617	246	465	520

General and administrative expense	178	158	221	128	184	36	122	89

Income (Loss) from service operations (after taxes)	(34)	26	14	68	68	52	(17)	(20)

Consolidated net income available for common shares	$85	$524	$1,148	$2,261	$1,280	$909	$1,083	$781

Basic and diluted income per common share	$0.01	$0.04	$0.08	$0.19	$0.11	$0.09	$0.11	$0.08

Weighted average common shares	15,159	13,771	13,666	11,885	11,608	9,965	9,948	9,948

Weighted average common shares diluted	15,561	14,175	14,054	12,288	12,013	10,332	10,307	10,307

(All amounts in thousands)			Initial Cost			Gross Book Value as of December 31, 2005
		Mortgage			Cost
		Balances as of			Capitalized
		December 31,			Subsequent to	Land/Land	Building
Property	Type	2005 (1)	Land	Building	Acquisition	Improvements	Value	Total
310 Building (1)	Medical Office Building	$—	$591	$5,246	$290	$591	$5,536	$6,127
Aberdeen I	Medical Office Building	4,975	713	6,423	—	713	6,423	7,136
Aberdeen II	Medical Office Building	4,463	810	7,291	—	810	7,291	8,101
Atrium Office Park (4 Buildings)	Commercial Office Park	10,652	1,436	12,923	—	1,436	12,923	14,359
Biltmore Medical Mall	Medical Office Building and Ambulatory Surgery Center	31,854	—	42,566	227	—	42,793	42,793
Central Medical Park (9 Buildings)	Medical Office Building	8,138	1,509	12,374	98	1,509	12,472	13,981
Columbia Medical Plaza	Medical Office Building	6,585	—	10,540	—	—	10,540	10,540
Congress Professional Center II	Medical Office Building	3,303	623	5,609	—	623	5,609	6,232
Cooper Voorhees Medical Mall (3 Buildings)	Medical Office Building and Ambulatory Surgery Center	22,100	3,217	28,603	—	3,217	28,603	31,820
Coral Springs Surgical Center	Medical Office Building	3,298	757	6,850	—	757	6,850	7,607
Desert Professional Plaza	Medical Office Building	6,808	—	9,530	—	—	9,530	9,530
Edinburg Regional Medical Plaza	Medical Office Building	6,479	1,102	9,924	—	1,102	9,924	11,026
Elm Street Professional Plaza	Medical Office Building	9,002	1,298	10,974	404	1,298	11,378	12,676
Foundation Medical Tower (2)	Medical Office Building	15,502	3,808	20,060	—	3,808	20,060	23,868
Foundation Surgical Hospital and Land (2)	Specialty Hospital	19,532	3,848	32,547	—	3,848	32,547	36,395
G & L Raines Children’s Pavilion (Northside)	Medical Office Building	8,020	—	7,220	—	—	7,220	7,220
Gateway East Medical Office Buildings (3 Buildings)	Medical Office Building	5,801	796	7,627	125	827	7,752	8,579
JFK Medical Pavilion I at Palm Springs	Medical Office Building	3,000	445	4,012	—	445	4,012	4,457
John’s Creek I (3 Buildings)	Medical Office Building	3,590	549	5,020	—	549	5,020	5,569
John’s Creek II (3 Buildings)	Medical Office Building	—	548	4,637	—	548	4,637	5,185
John’s Creek III (2 Buildings)	Medical Office Building	—	423	3,626	—	423	3,626	4,049
Lake Mead Medical Arts Pavilion	Medical Office Building	6,586	—	8,289	—	—	8,289	8,289
Lakewood Medical Pavilion	Medical Office Building	6,500	—	9,949	—	—	9,949	9,949
Los Gatos Medical Pavilion	Medical Office Building	12,571	—	17,632	—	—	17,632	17,632
Medical Arts Center (Fayetteville)	Medical Office Building	3,576	554	4,607	—	554	4,607	5,161
Methodist Medical Building	Medical Office Building	5,296	—	9,225	125	—	9,350	9,350
Mount Vernon Medical Center	Medical Office Building	14,569	2,228	21,585	268	2,232	21,853	24,085
OrthoLink — East/West Medical Center	Medical Office Building and
	Ambulatory Surgery Center	4,607	658	5,979		658	5,979	6,637
OrthoLink — Gwinnett Center for Specialty Medicine I	Ambulatory Surgery Center	4,894	743	6,318	—	743	6,318	7,061
OrthoLink — Gwinnett Center for Specialty Medicine II	Medical Office Building	2,546	342	2,825		342	2,825	3,167
Osler Medical Arts Pavilion	Medical Office Building	2,091	376	3,390	—	376	3,390	3,766
Palm Court Plaza and Professional Center (2 Buildings)	Medical Office Building	14,835	—	24,416	—	—	24,416	24,416
Park Medical Center	Medical Office Building	3,772	559	5,223	188	559	5,411	5,970
Partell Medical Center	Medical Office Building	4,841	1,333	6,318	100	1,333	6,418	7,751
Professional Center III	Medical Office Building	3,573	537	4,837	—	537	4,837	5,374
Professional Center IV	Medical Office Building	2,927	465	4,185	—	465	4,185	4,650
Professional Center V	Medical Office Building	2,757	—	5,790	—	—	5,790	5,790
Rush Copley Medical Office Building (3)	Medical Office Building	—	661	5,226	—	661	5,226	5,887
Rush Copley Medical Office Center at Fox Valley	Medical Office Building	—	380	3,434	—	380	3,434	3,814
Saint Mary’s Pavilion (Southside)	Medical Office Building	7,397	—	8,354	—	—	8,354	8,354
Santa Anita Medical Plaza	Medical Office Building	10,975	2,054	18,498	—	2,054	18,498	20,552
Sierra Health Services (4 Buildings)	Outpatient Treatment and Diagnostic Facility	8,643	3,924	33,464	10	3,924	33,474	37,398
Sierra Providence Eastside Center	Medical Office Building and Ambulatory Surgery Center	11,237	—	16,210	—	—	16,210	16,210
Southpointe Medical Center	Medical Office Building and Ambulatory Surgery Center	9,953	1,207	10,864	—	1,207	10,864	12,071
Stone Oak Physicians Plaza (2 Buildings)	Medical Office Building	6,960	1,102	10,512	10	1,236	10,522	11,758
Tomball Professional Atrium Building	Medical Office Building	3,151	513	4,403	418	539	4,821	5,360
Trinity West Medical Plaza	Medical Office Building	—	—	7,021	2	—	7,023	7,023
Union City Medical & Surgery Center	Medical Office Building	—	840	9,878	—	840	9,878	10,718
Union City Land	Ambulatory Surgery Center	406	409	—	—	409	—	409
Urology Center of Florida	Ambulatory Surgery Center/
	Physician Group Clinic	—	486	4,212	—	486	4,212	4,698
Urology Center of the South	Ambulatory Surgery Center/
	Physician Group Clinic		2,640	7,625	222	2,640	7,847	10,487
Wellington Medical Arts Pavilion	Medical Office Building	7,686	—	11,083	—	—	11,083	11,083
West Boca Medical Arts Pavilion II	Medical Office Building	14,926	—	17,876	—	—	17,876	17,876
West Pearland Professional Center I	Medical Office Building	2,576	381	3,637	—	382	3,637	4,019
West Pearland Professional Center II	Medical Office Building	1,832	438	3,804	5	438	3,809	4,247
West Tower at Doctors Hospital	Medical Office Building	16,798	—	20,160	—	—	20,160	20,160
Winn Way	Medical Office Building	1,252	180	1,419	118	180	1,537	1,717
Workplace Professional Center I	Medical Office Building Building and Professional Office	7,846	977	8,798	—	977	8,798	9,775
Yorkville Medical Office Building	Medical Office Building	—	271	2,301	—	271	2,301	2,572

		$380,681	$46,731	$602,949	$2,610	$46,927	$605,559	$652,486

(1)	This property secures a $3 million line of credit.

(2)	Includes FSA Land and Construction balance in Mortgage column

(3)	This property secures a $4 million line of credit.

(Accumulated Depreciation in thousands)

		Year
	Accumulated	Constructed/	Year	Depreciable
Development	Depreciation	Renovated	Acquired	Life
310 Building	$362	1986	2003	40 Years

Aberdeen I	19	1993	2005	40 Years
Aberdeen II	16	1995	2005	40 Years

Atrium Office Park (4 Buildings)	50	1996	2005	40 Years

Biltmore Medical Mall	1,386	1998	2004	40 Years

Central Medical Park (9 Buildings)	430	1980-1998	2004	40 Years

Columbia Medical Plaza	21	1995	2005	40 Years

Congress Professional Center II	15	1997	2005	40 Years

Cooper Voorhees Medical Mall (3 Buildings)	1,369	1997	2004	40 Years

Coral Springs Surgical Center	330	1993	2004	40 Years

Desert Professional Plaza	15	1998	2005	40 Years

Edinburg Regional Medical Plaza	34	1996	2005	40 Years

Elm Street Professional Plaza	560	1991	2003	40 Years

Foundation Medical Tower	94	2005	2005	40 Years

Foundation Surgical Hospital	37	2005	2005	40 Years

G & L Raines Children’s Pavilion (Northside)	22	1993	2005	40 Years

Gateway East Medical Office Buildings (3 Buildings)	524	1982	2003	40 Years

JFK Medical Pavilion I at Palm Springs	14	1993	2005	40 Years

John’s Creek I (3 Buildings)	83	1998	2005	40 Years
John’s Creek II (3 Buildings)	97	2001	2005	40 Years
John’s Creek III (2 Buildings)	76	2003	2005	40 Years

Lake Mead Medical Arts Pavilion	39	2000	2005	40 Years

Lakewood Medical Pavilion	140	1993-1994	2005	40 Years

Los Gatos Medical Pavilion	249	1993-1994	2005	40 Years

Medical Arts Center (Fayetteville)	27	1999	2005	40 Years

Methodist Medical Building	475	1990	2003	40 Years

		Year
	Accumulated	Constructed/	Year	Depreciable
Development	Depreciation	Renovated	Acquired	Life
Mount Vernon Medical Center	$1,415	1992	2003	40 Years

OrthoLink — East/West Medical Center	222	1999	2004	40 Years
OrthoLink — Gwinnett Center for Specialty Medicine I	239	2001	2004	40 Years
OrthoLink — Gwinnett Center for Specialty Medicine II	106	2002	2004	40 Years

Osler Medical Arts Pavilion	12	1997	2005	40 Years

Palm Court Plaza and Professional Center (2 Buildings)	344	1983-1985	2005	40 Years

Park Medical Center	448	1988	2002	40 Years

Partell Medical Center	499	1991	2002	40 Years

Professional Center III	9	1993	2005	40 Years
Professional Center IV	8	1996	2005	40 Years
Professional Center V	17	1996	2005	40 Years

Rush Copley Medical Office Building	314	1996	2003	40 Years

Rush Copley Medical Office Center at Fox Valley	45	1989	2005	40 Years

Saint Mary’s Pavilion (Southside)	25	1991	2005	40 Years

Santa Anita Medical Plaza	40	1984	2005	40 Years

Sierra Health Services (4 Buildings)	2,810	1982/1985/1998	2002	40 Years

Sierra Providence Eastside Center	82	1997	2005	40 Years

Southpointe Medical Center	42	1995	2005	40 Years

Stone Oak Physicians Plaza (2 Buildings)	686	1999/2000	2003	40 Years

Tomball Professional Atrium Building	368	1982	2003	40 Years

Trinity West Medical Plaza	337	1997	2004	40 Years

Union City Medical & Surgery Center	115	1998-2000	2005	40 Years

Urology Center of Florida	277	1991	2003	40 Years

Urology Center of the South	653	2002	2002	40 Years

Wellington Medical Arts Pavilion	14	2002	2005	40 Years

West Boca Medical Arts Pavilion II	35	1995	2005	40 Years

West Pearland Professional Center I	235	2000	2003	40 Years
West Pearland Professional Center II	119	2002	2004	40 Years

		Year
	Accumulated	Constructed/	Year	Depreciable
Development	Depreciation	Renovated	Acquired	Life
West Tower at Doctors Hospital	$60	1995	2005	40 Years

Winn Way	122	1971/1998	2003	40 Years

Workplace Professional Center I	26	2001	2005	40 Years

Yorkville Medical Office Building	30	1980	2005	40 Years

TOTAL PORTFOLIO	$16,238

	Gross Real Estate Asset				Accumulated Depreciation
	2005	2004		2003	2005	2004	2003
Balance at beginning of year	$283,659	$158,219	(1)	$61,086	$7,741	$2,740	$407

Acquisitions/Buildings & Land	373,719	125,440		97,133	—	—	—

Dispositions/Retirements (1)	(4,892)	—		—	—	—	—

Depreciation/Amortization Expense	—	—		—	8,497	5,001	2,333

Balance at end of year	$652,486	$283,659		$158,219	$16,238	$7,741	$2,740

(1)	Includes property held for sale of $4,892.